THOMPSON ATLANTA  BRUSSELS  CINCINNATI  CLEVELAND  COLUMBUS  DAYTON  NEW YORK   WASHINGTON, D.C.

         HINE

January 26, 2008

Sycuan Funds 3007 Dehesa Road El Cajon, CA 92019

Re: Sycuan Funds, File Nos. 333-107049 and 811-21401

Gentlemen:

A legal opinion that we prepared was filed with Pre-Effective Amendment No. 1 to the Registration Statement for the Sycuan Funds (the “Legal Opinion”).  We hereby give you our consent to incorporate by reference the Legal Opinion into Post-Effective Amendment No. 6 to the Registration Statement (the “Amendment”), and consent to all references to us in the Amendment.

Very truly yours,

/s/ Thompson Hine LLP

Thompson Hine LLP

Michael.Wible@ThompsonHine.com   Phone 614.469.3297   Fax 614.469.3361